Exhibit 99.1

Staffing 360 Solutions Reports First Quarter 2023 Financial Results

— Revenue Growth Driven by Gains in U.S. Professional Staffing Business Stream —

— On Track to Resolve Outstanding First Quarter Form 10-Q Filing:

Plans to Provide Update on Filing of Second Quarter Form 10-Q in the Coming Weeks —

NEW YORK, October 16, 2023 - Staffing 360 Solutions, Inc. (Nasdaq: STAF) (“Staffing 360 Solutions” or the “Company”), a company executing an international buy-integrate-build strategy through the acquisition of staffing organizations in the United States and the United Kingdom, today reported its first quarter 2023 financial results for the period ended April 1, 2023. The Company also believes that it is on track to file its outstanding first quarter Form 10-Q with the Securities and Exchange Commission this week and plans to file its second quarter Form 10-Q in the coming weeks.

First Quarter 2023 Overview

●	Revenue increased by 26.5% (23.5% in constant currency) to $63.1 million, compared with revenue of $49.9 million for the prior year period, driven by an almost five-fold increase in U.S. professional staffing.

●	Gross profit rose to $9.6 million, compared with $8.5 million for the prior year period, or an increase of 12.6% (6.9% in constant currency).

●	Operating loss was approximately $1.4 million, compared with an operating loss of approximately $1.1 million for the prior year period.

●	Net loss was $2.9 million, compared with a net loss of $2.3 million for the prior year period.

●	Diluted loss per share loss was $0.90 , compared with a diluted loss per share loss of $1.33 in the prior year period.

●	EBITDA loss narrowed to $600,000, compared with an EBITDA loss of $900,000 for the prior year period.

●	Adjusted EBITDA, a non-GAAP measure, rose 65% to $1.3 million, compared with Adjusted EBITDA of $800,000 in the prior year period.

Non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial results. The presentation of these non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s financial statements prepared in accordance with GAAP. Reconciliations of the Company’s non-GAAP measures are included in the tables below.

Brendan Flood, Chairman, CEO and President, said, “We believe that we are successfully executing on our growth strategy, with nearly 27% year-over-year revenue growth for the first quarter, and positive adjusted EBITDA, led by significant gains in our U.S. professional staffing segment, despite the continuing challenging macroeconomic environment. In addition to the planned filing of our outstanding first quarter Form 10-Q, we are working to file our second quarter Form 10-Q as quickly as possible and expect to provide further information in the coming weeks.

“Our buy-integrate-build strategy is beginning to pay off, and we anticipate continued revenue growth and margin improvements as we move toward our long-term goals. As we expect is the case with other staffing companies, we continue to closely monitor the marketplace and our clients’ needs for any recessionary, or other macro-economic impacts, and are ready to take necessary actions to mitigate any such impact. Our primary focus is on providing meaningful staffing solutions to our clients, while driving future growth and shareholder value,” concluded Flood.

Outlook

Although industry conditions remain uncertain and are subject to change, the Company currently estimates revenues for the 2023 fiscal year in the range of $250 million to $265 million.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. is engaged in the execution of an international buy-integrate-build strategy through the acquisition of domestic and international staffing organizations in the United States and United Kingdom. The Company believes that the staffing industry offers opportunities for accretive acquisitions and as part of its targeted consolidation model, is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and light industrial staffing space.

For more information, visit http://www.staffing360solutions.com. Follow Staffing 360 Solutions on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project,” or words of similar meaning. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to retain our listing on the Nasdaq Capital Market and to regain and maintain compliance with the rules of the Nasdaq Capital Market; market and other conditions; the geographic, social and economic impact of COVID-19 endemic and its ongoing effects on the Company’s ability to conduct its business and raise capital in the future when needed; weakness in general economic conditions and levels of capital spending by customers in the industries the Company serves; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of customer capital projects or the inability of the Company’s customers to pay the Company’s fees; the termination of a major customer contract or project; delays or reductions in U.S. government spending; credit risks associated with the Company’s customers; competitive market pressures; the availability and cost of qualified labor; the Company’s level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for the Company’s business activities, including, but not limited to, the activities of the Company’s temporary employees; the Company’s performance on customer contracts; negative outcome of pending and future claims and litigation; government policies, legislation or judicial decisions adverse to the Company’s businesses; the Company’s ability to access the capital markets by pursuing additional debt and equity financing to fund its business plan and expenses on terms acceptable to the Company or at all; and the Company’s ability to comply with its contractual covenants, including in respect of its debt agreements, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Investor Relations Contact:

Roger Pondel or Laurie Berman

PondelWilkinson Inc.

310-279-5980

pwinvestor@pondel.com

(financial tables follow)

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(All amounts in thousands, except share, per share and par values)

	As of	As of
	April 1, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash	$1,402	$1,992
Accounts receivable, net	24,427	23,628
Prepaid expenses and other current assets	2,195	1,762
Total Current Assets	28,024	27,382

Property and equipment, net	1,172	1,230
Goodwill	19,891	19,891
Intangible assets, net	16,639	17,385
Other assets	7,404	6,701
Right of use asset	8,728	9,070
Total Assets	$81,858	$81,659
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$17,177	$16,526
Accrued expenses – related party	218	218
Current portion of debt	125	249
Accounts receivable financing	16,525	18,268
Leases – current liabilities	1,245	1,188
Earnout liabilities	8,344	8,344
Other current liabilities	2,219	2,639
Total Current Liabilities	45,853	47,432

Long-term debt – related party	8,705	8,661
Redeemable Series H preferred stock, net	8,448	8,393
Leases – noncurrent	8,298	8,640
Other long-term liabilities	200	180
Total Liabilities	71,504	73,306

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.00001 par value, 20,000,000 shares authorized;
Series J Preferred Stock, 40,000 shares designated, $0.00001 par value, 0 and 0 shares issued and outstanding as of April 1, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.00001 par value, 200,000,000 shares authorized; 3,856,020 and 2,629,199 shares issued and outstanding, as of April 1, 2023 and December 31, 2022, respectively	1	1
Additional paid in capital	116,419	111,586
Accumulated other comprehensive loss	(2,196)	(2,219)
Accumulated deficit	(103,870)	(101,015)
Total Stockholders’ Equity	10,354	8,353
Total Liabilities and Stockholders’ Equity	$81,858	$81,659

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except share, per share and per share values)

(UNAUDITED)

	Quarter Ended
	April 1, 2023	April 2, 2022
Revenue	$63,105	$49,893

Cost of Revenue, excluding depreciation and amortization stated below	53,517	41,380

Gross Profit	9,588	8,513

Operating Expenses:
Selling, general and administrative expenses	10,167	8,909
Depreciation and amortization	775	655
Total Operating Expenses	10,942	9,564

Loss From Operations	(1,354)	(1,051)

Other Expenses:
Interest expense	(1,349)	(670)
Amortization of debt discount and deferred financing costs	(98)	(96)
Re-measurement loss on intercompany note	—	(443)
Other loss, net	(14)	(58)
Total Other Expenses, net	(1,461)	(1,267)

Loss Before Benefit from Income Tax	(2,815)	(2,318)

Provision from Income taxes	(40)	(6)

Net Loss	(2,855)	(2,324)

Net Loss – Basic and Diluted	$(0.90)	$(1.33)

Weighted Average Shares Outstanding – Basic and Diluted	3,177,517	1,752,949

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

(UNAUDITED)

	April 1, 2023	April 2, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(2,855)	$(2,324)
Adjustments to reconcile net loss income to net cash used in operating activities:
Depreciation and amortization	775	655
Amortization of debt discount and deferred financing costs	98	96
Accounts receivable allowance	18	(1)
Right of use assets depreciation	355	324
Stock based compensation	720	42
Re-measurement loss on intercompany note	—	443
Changes in operating assets and liabilities:
Accounts receivable	(2,519)	(5,621)
Prepaid expenses and other current assets	(437)	(526)
Other assets	(1,015)	812
Accounts payable and accrued expenses	717	3,999
Accounts payable, related party	—	122
Other current liabilities	(363)	(128)
Other long-term liabilities and other	77	(749)
NET CASH USED IN OPERATING ACTIVITIES	(4,429)	(2,856)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(28)	(42)
Collection of UK factoring facility deferred purchase price	1,626	1,877
NET CASH PROVIDED BY INVESTING ACTIVITIES	1,598	1,835

CASH FLOWS FROM FINANCING ACTIVITIES:
Third party financing costs	(319)	—
Repayment of term loan	(124)	—
Proceeds from term loan	—	(117)
Repayments on accounts receivable financing, net	(1,743)	—
Dividends paid to related parties	—	(2,036)
Proceeds from sale of common stock and warrants, net of third-party financing costs	4,433	—
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	2,247	(2,153)

NET DECREASE IN CASH	(584)	(3,174)

Effect of exchange rates on cash	(6)	(29)

Cash – Beginning of period	1,992	4,558

Cash – End of period	$1,402	$1,355

Use of Non-GAAP Financial Measures

Staffing 360 Solutions provides Adjusted EBITDA, a non-generally accepted accounting principal (“GAAP”) financial measure, because it believes it offers to investors additional information for monitoring its profit and cash flow generation. Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss) attributable to common stock before interest expense, benefit from income taxes, depreciation and amortization, acquisition, capital raising and other non-recurring expenses, other non-cash charges, impairment of goodwill, re-measurement gain on intercompany note, restructuring charges, other income, and charges the Company considers to be non-recurring in nature such as legal expenses associated with litigation, professional fees associated potential and completed acquisition. Adjusted EBITDA is not intended to replace EBITDA other measures of financial performance reported in accordance with GAAP.

	Three Months Ended		Trailing Twelve Months
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Net (loss) income	$(2,855)	$(2,324)	$(17,525)	$7,522

Interest expense	1,349	670	4,560	3,370
Expense (benefit) from income taxes	40	6	(188)	(388)
Depreciation and amortization	873	751	3,714	3,055
EBITDA	$(593)	$(897)	$(9,439)	$13,559

Acquisition, capital raising and other non-recurring expenses (1)	1,872	1,188	8,638	3,872
Other non-cash charges (2)	35	16	19	158
Impairment of Goodwill	—	—	10,000	3,104
Re-measurement gain on intercompany note	—	443	(443)	831
Gain on sale of business	—	—	(726)	—
Other loss (income)	16	58	(42)	(19,412)
Adjusted EBITDA	$1,330	$808	$8,007	$2,112

Adjusted Gross Profit			$43,843	$35,938

Adjusted EBITDA as percentage of Adjusted Gross Profit			18.3%	5.9%

(1)	Acquisition, capital raising, and other non-recurring expenses primarily relate to capital raising expenses, acquisition and integration expenses, and legal expenses incurred in relation to matters outside the ordinary course of business.

(2)	Other non-cash charges primarily relate to staff option and share compensation expense, expense for shares issued to directors for board services, and consideration paid for consulting services.